UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2007 Airbee Wireless, Inc. (the "Company") and Montgomery Equity Partners, Ltd. ("Montgomery") completed the funding of a $500,000 Securities Purchase Agreement dated December 29, 2005 whereby the Company issued a $150,000 Secured Convertible Debenture to Montgomery. The Company received net proceeds from the $150,000 Secured Convertible Debenture of $131,250, which shall be used for working capital purposes. $15,000 of the proceeds from the $150,000 Secured Convertible Debenture were payable to Yorkville Advisors LLC as a commitment fee and the remaining amounts were reserved for interest payments on the $150,000 Secured Convertible Debenture.
The $150,000 Secured Convertible Debenture is due on December 29, 2007. Interest on the principal amount of the $150,000 Secured Convertible Debenture shall accrue at an annual rate of 15%. The Company is required to make monthly scheduled payments of accrued interest in an amount equal to 1.25% of the principal amount of the $150,000 Secured Convertible Debenture. The $150,000 Secured Convertible Debenture is secured by the Pledge and Escrow Agreement dated December 29, 2005 by and between the Company and Montgomery and an Insider Pledge and Escrow Agreement dated December 29, 2005 by and between the Company, Montgomery and affiliates of the Company. Montgomery is entitled to convert, at any time, a portion or all amounts of principal and interest due and outstanding under the $150,000 Secured Convertible Debenture into shares of the Company’s common stock at a price equal to the lesser of (i) 80% of the lowest closing bid price of the Company's common stock of the ten trading days immediately preceding the closing date or (ii) 80% of the lowest closing bid price of the Company’s common stock of the ten trading days immediately preceding the conversion date. In connection with the issuance of the $150,000 Secured Convertible Debenture, the Company and Montgomery also amended and restated the previously issued and outstanding $350,000 Secured Convertible Debenture to clarify that such note is due on December 29, 2007.
The complete terms of the $150,000 Secured Convertible Debenture, Amended and Restated $350,000 Secured Convertible Debenture, Securities Purchase Agreement and related transaction documents are contained in the actual agreements, which are filed as exhibits hereto or have been previously filed with the SEC. No new shares were reserved and escrowed for the completion of the $500,000 Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 $350,000 Secured Convertible Debenture, dated December 29, 2005, and related financing documents and pledge agreements. (2)

4.2 Amendment No. 1 to Investor Registration Rights Agreement between Montgomery Equity Partners, Ltd. and Airbee Wireless, Inc., dated July 14, 2006 amending the Investor Registration Rights Agreement dated December 29, 2005. (2)
4.3 Amendment No. 2 to Investor Registration Rights Agreement between Montgomery Equity Partners, Ltd and Airbee Wireless, Inc., dated July 14, 2006 amending the Investor Registration Rights Agreement dated December 29, 2005. (2)
4.4 Amendment No. 1 to Pledge and Escrow Agreement between Montgomery Equity Partners, Ltd. and Airbee Wireless, Inc., dated July 14, 2006 amending the Pledge and Escrow Agreement dated December 29, 2005. (2)
4.5 Amendment No. 1 to Insider Pledge and Escrow Agreement between Montgomery Equity Partners, Ltd. and Airbee Wireless, Inc., dated July 14, 2006 amending the Insider Pledge and Escrow Agreement dated December 29, 2005. (2)
4.6 Amendment No. 1 to Security Agreement between Montgomery Equity Partners, Ltd. and Airbee Wireless (India) Pvt. Ltd., dated July 14, 2006, amending the Security Agreement dated December 29, 2005. (2)
4.7 Amended and Restated Secured Convertible Debenture between Montgomery Equity Partners, Ltd and Airbee Wireless, Inc., dated April 5, 2007, amending the $350,000 Secured Convertible Debenture dated December 29, 2005. (1)
4.8 Amendment No. 3 to Investor Registration Rights Agreement between Montgomery Equity Partners, Ltd. and Airbee Wireless, Inc., dated April 5, 2007, amending the Investor Registration Rights Agreement dated December 29, 2005. (1)
4.9 $150,000 Secured Convertible Debenture between Montgomery Equity Partners, Ltd. and Airbee Wireless, Inc., dated April 5, 2007. (1)

(1) Filed on Form 8-K Current Report field with the SEC dated January 5, 2006
(2) Filed with Form 10-KSB/A for December 31, 2005 filed with the SEC on October 4, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

April 11, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	Amendment Number 3 to Investor Registration Rights Agreement
2	Amended Secured Convertible Debenture
3	Secured Convertible Debenture